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                                                                  EXHIBIT 10.13



     THIS NON-TRANSFERABLE CONVERTIBLE PROMISSORY NOTE (THE "NOTE") AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"); AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSON EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER, OR AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.





                  NON-TRANSFERABLE CONVERTIBLE PROMISSORY NOTE


                                                               November 15, 1996


     FOR VALUE RECEIVED, Fresh Picks, Inc., a Delaware corporation ("Maker"), with an address at Colonnade Building, 4050 Innslake Drive, Suite 210, Glen Allen, VA 23060, hereby promises to pay to the order of ML Direct Inc., a Delaware corporation ("Holder"), with an address at 3001 Executive Drive, Suite 120, Clearwater, Florida, 34622, the principal amount of five hundred thousand dollars ($500,000), together with interest from the date hereof on the unpaid principal balance outstanding from time to time, at a rate per annum equal to the rate announced by Chase Manhattan Bank on the date hereof, as its prime rate (or the equivalent thereof), plus 4.0% (the "Interest Rate"). Accrual of interest shall commence on the date hereof and continue until payment in full
of the principal sum has been made.   Interest on any payment of principal and,
to the extent not prohibited by law, on any payment of interest which is not paid when due (whether, upon maturity, acceleration or otherwise), shall be paid on demand at a rate equal to the Interest Rate, plus 5%. In no event shall the payments made in connection herewith exceed the maximum rate of
interest allowable by applicable law.   Payment shall be made in lawful money
of the United States of America in immediately available funds and shall be made at such place as may be designated in writing by Holder. The outstanding principal balance hereof, together with all accrued and unpaid interest thereon, shall be due and payable on November 14, 1998 (the "Maturity Date"), unless (i) such payment shall be otherwise accelerated as provided herein or
(ii) Holder elects to convert a portion of the amounts owed hereunder into shares of the Maker's common stock, $.0001 par value



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(the "Common Stock") as provided herein.

     This Note is subject to the following additional provisions:

     1. SECURITIES LAWS. Holder, by acceptance hereof, agrees that this Note is being acquired for investment and that Holder will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state securities law or similar laws relating to the sale of securities.

     2. TRANSFER OF NOTE. In the event of the transfer of this Note as provided for in Section 1 above, the right to convert all or a portion of this
Note into shares of Common Stock, as provided for in Section 3 below, shall terminate and be of no further force or effect simultaneously with such transfer.

     3. CONVERSION.

     (a) Holder is entitled at Holder's option and subject to Sections 4 and 5 below, at any time commencing on the day on which Holder is notified by Maker (the "Trigger Date") of the closing of one or more private offerings of equity by Maker in which the net proceeds received by Maker are in the aggregatee equal to or greater than $6,000,000 (the "Offering"), and continuing thereafter for 30 days from the Trigger Date, to notify Maker of Holder's election to convert (the "Conversion Option") all or a portion of this Note into a maximum of 100,000 shares of Common Stock, at a conversion price equal to the lesser of the price per share of the Common Stock sold in the Offering provided that it is an Offering of Common Stock, or $1.50 per share of the Maker's Common Stock. Maker shall notify Holder of the closing of the Offering promptly, and in any case no more than five days following such closing. Such conversion shall be effectuated by Holder's delivering to Maker the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion") evidencing Holder's intention to convert this Note or a specified portion hereof, in accordance with this Section 3(a). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which the Notice of Conversion is given shall be deemed to be the date on which Maker receives the Notice of Conversion as set forth above.

     (b) The closing of the conversion of all or a portion of this Note, as provided in Section 3(a), will take place on the tenth day after Maker receives the Notice of Conversion (the "Mandatory Prepayment Date") at the offices of Maker, or any other location as may be designated by Maker, at which Closing
(i) Holder will deliver this Note for cancellation, with such endorsements as are reasonably requested by Maker, (ii) Maker will deliver to Holder the Common

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Stock to be acquired by Holder pursuant to such Notice of Conversion, and (iii)
Maker will pay the balance of the principal and interest due on the Note in accordance with Section 4 below. If the Mandatory Prepayment Date should occur on a weekend or a holiday, the Mandatory Prepayment Date will be the first business day following the weekend or holiday.

     4. MANDATORY PREPAYMENT. On the Mandatory Prepayment Date, Maker shall prepay all outstanding principal and interest accrued thereon accept to the extent all or a portion thereof is converted pursuant to Section 3 above.

     5. VOLUNTARY PREPAYMENT.

     (a) If, prior to the closing of any private offering of the Maker's capital stock, Maker intends to prepay this Note, Maker shall deliver to Holder a notice (the "Prepayment Notice") of Maker's intent to prepay this Note, in full or in part, provided that no such prepayment shall be permitted without the prior written consent of Holder. Upon such written consent, the amount of the outstanding principal balance hereof specified in the Prepayment Notice, together with all accrued and unpaid interest thereon, shall be due and payable on the date (the "Prepayment Date") set forth in the Prepayment Notice, which date shall be no less than 45 days and no more than 60 days after the date of Holder's receipt of the Prepayment Notice. If Holder consents to such prepayment and Maker does not notify Holder at least ten days prior to the Prepayment Date of any reason why such prepayment will not occur, the amount of the outstanding principal balance hereof specified in the Prepayment Notice, together with all accrued and unpaid interest thereon shall be due and payable on the Prepayment Date.

     (b) Prior to the closing of the Offering, but after the closing of a private offering in which the net proceeds received by the Maker are less than $6,000,000, Maker shall have the right to deliver to Holder a Prepayment Notice of Maker's intent to prepay this Note, in full or in part. Holder shall then be entitled at Holder's option and subject to Section 3 above, any time commencing on the day on which Holder is notified by Maker of the closing of such a private offering of equity by Maker and continuing thereafter for 30 days from receipt of such notice, to notify Maker of Holder's election to convert all or a portion of this Note into a maximum of 100,000 shares of Common Stock in accordance with Section 3 above. Such conversion and payment of the outstanding balance hereof shall be effectuated in accordance with
Section 3 and 4 above.

     6. REPORTING REQUIREMENTS. No later than 45 days after the last day of each fiscal quarter of Maker, and no later than 90 days after the last day of Maker's fiscal year, Maker shall deliver to Holder a reasonably detailed report, certified by Maker's Chief Financial Officer, showing Maker's financial condition as of the end of such quarter and containing a narrative discussion of any material developments during such period, and Maker's results of operations for





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the quarter.  In addition, Maker shall keep Holder reasonably apprised of the status of any proposed Offering, including, without limitation, the proposed closing date of any Offering, any extensions thereof, and the actual closing of the Offering. Holder agrees to keep all such information regarding Maker's financial condition and proposed Offering confidential.

     7. WAIVERS.

     (a) Maker hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder; and

     (b) Maker hereby voluntarily and intentionally waives any right it may have to trial by jury in any suit, action or proceeding brought with respect to any dispute arising out of or relating to this Note or any course of conduct, course of dealing, statements or actions of either Maker or Holder.

     8. COST AND EXPENSES. Maker agrees to pay all costs and expenses, including reasonable attorneys' fees, expenses and disbursements which may be incurred by Holder in collecting any amount due under, or enforcing any other rights with respect to this Note. Notwithstanding the foregoing, Maker will not pay any costs incurred in connection with Holder's conversion of this Note.

     9. DEFAULT UNDER THIS NOTE.

    (a) If one or more of the following described "Events of Default" shall occur:

    (i) Maker shall default in the payment of principal or interest on this Note for a period of three days following the due date; or

    (ii) Maker shall fail to convert the Note into shares of Common Stock, if required, pursuant to Section 3 above, or to make any prepayment required by Sections 4 or 5 above; or

    (iii)Maker shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of Maker under this Note and such failure shall continue uncured for a


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         period of 30 days after notice from Holder of such failure; or

    (iv) Maker shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for, or consent to the appointment of, a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

    (v) a trustee, liquidator or receiver shall be appointed for Maker or for a substantial part of its property or business without its consent and shall not be discharged within 30 days after such appointment; or

    (vi) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of Maker and shall not be dismissed within 30 days thereafter; or

    (vii)any money judgment, writ or warrant of attachment, or similar process in excess of one hundred thousand dollars ($100,000) in the aggregate shall be entered or filed against Maker or any of its properties or other assets and shall remain unpaid, unvacated, unbounded or unstayed for a period of 15 days or in any event later than five days prior to the day of any proposed sale thereunder; or

   (viii)bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Maker and, if instituted against Maker, shall not be dismissed within 30 days after such proceeding is instituted against Maker or if Maker shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of Holder and in Holder's sole discretion the outstanding principal of this Note and all accrued and unpaid interest shall become immediately due and payable, Holder may, by notice in writing with regard to subsections (i) through (iii) above, and without any notice with regard to subsections (iv) through (viii) above, exercise the rights and remedies herein and by


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law.

     (b) In addition to any rights or remedies specifically expressed herein, Holder may exercise any and all rights and remedies available under applicable law, all rights and remedies being cumulative and not exclusive of each other. If Holder so chooses, this Note may be transferred, assigned, sold or hypothecated following default of this Note in accordance with Sections 1 and 2 herein. If Holder must institute legal proceedings to enforce this Note, Maker agrees to pay Holder, in addition to any indebtedness due and unpaid, all reasonable costs and expenses of such proceedings including reasonable attorneys' fees, expenses and disbursements.

     10. NOTICE. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and shall be considered given when delivered personally or by facsimile transmission, one business day after being deposited with a reputable overnight courier, and three business days after being mailed by registered or certified mail, postage prepaid, return receipt requested which shall be addressed to each party's respective address, as set forth in the first paragraph of this Agreement, or to such other address as such party shall give to the other party hereto by a notice given in accordance with this Section.

     11. COMPLETE AGREEMENT. This Note constitutes the full and entire understanding and agreement between Maker and Holder with respect to the subject matter hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by Maker and Holder. The obligations of Maker hereunder shall not be subject to any defense, set off, counterclaim, recoupment or termination whatsoever based upon the invalidity, illegality or unenforceability of any other agreements between Maker and Holder or otherwise.

     12. GOVERNING LAW. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia without regard to the choice of laws principles thereof. The provisions of this Note may not be changed orally. In any suit, action or proceeding in connection with, or enforcement of, this Note, Maker submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Virginia or of the federal government in such Commonwealth, and expressly waives all objections it may have as to venue in any of such courts or any claim of inconvenient forum. Maker consents to service of process by mailing a copy thereof by registered or certified mail, return receipt requested, to Maker at its principal office and agrees that such service shall be deemed in every respect effective service of process.

     The invalidity or unenforceability of any provision of this Note shall not affect the other provisions hereof and the remaining provisions of this Note shall remain operative and in full

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force and effect.

     IN WITNESS WHEREOF, Maker has caused this instrument to be duly executed by an officer thereunto duly authorized.


   Dated:                        , 1997  FRESH PICKS, INC.
         ------------------------


                                         By:
                                            ------------------------------
                                         Name:
                                         Title:

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                                   EXHIBIT A

     The undersigned hereby irrevocably elects to convert ____________________ of the principal amount of the Non-Transferable Convertible Promissory Note due November 14, 1998 (the "Note"), issued by Fresh Picks, Inc. (the "Company"), into ___________ shares of the Company's Common Stock, $.0001 par value (the "Common Stock"), according to the terms and provisions set forth in Section 3 of the Note.

     The undersigned acknowledges that the Note and the Common Stock (collectively, the "Securities") have not been registered under the Securities Act of 1933, and may not be offered or sold to or for the account of any person, except pursuant to an effective registration statement as to such Securities or an applicable exemption from such registration requirements and applicable state securities laws.




                                        ----------------------------------
                                        ML Direct Inc.


     Date:                         By:
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                                        Authorized Signature


                                        Print Name:
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                                        Address:
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